Computation of Earnings Per Share
(in thousands except per share data)


                                        Year Ended           Year Ended           Year Ended
                                       June 27, 1997        June 28, 1996        June 30, 1995
Primary
Average Shares Outstanding                 9,504                9,554                9,332
Net effect of dilutive stock
options-based on the
treasury stock method using
average market price                           -                  314                  527
Total(1)                                   9,504                9,868                9,859


Income from Continuing Operations      $   4,257            $   9,014            $   8,528
Loss from Discontinued Operations         (6,605)              (3,095)                (213)
Loss from Disposal of Discontinued
  Operations                              (3,830)                   -                    -
Net Income (Loss)                      ($  6,178)           $   5,919            $   8,315

Net Income (Loss) Per Share
  Continuing Operations                $    0.45            $    0.91            $    0.86
  Discontinued Operations                  (0.70)               (0.31)               (0.02)
  Disposal of Discontinued
    Operations                             (0.40)                   -                    -
Net Income (Loss) Per Share(1)         ($   0.65)           $    0.60            $    0.84



Fully Diluted
Average Shares Outstanding                 9,504                9,554                9,332
Net effect of dilutive stock
options-based on the
treasury stock method using
the greater of the average
market price or the year-end
market price                                   -                  314                  568
Total                                      9,504                9,869                9,900


Income from Continuing Operations      $   4,257            $   9,014            $   8,528
Loss from Discontinued Operations         (6,605)              (3,095)                (213)
Loss from Disposal of Discontinued
  Operations                              (3,830)                   -                    -
Net Income (Loss)                      ($  6,178)           $   5,919            $   8,315

Net Income (Loss) Per Share
  Continuing Operation                      0.45            $    0.91            $    0.86
  Discontinued Operations                  (0.70)               (0.31)               (0.02)
  Disposal of Discontinued
   Operations                              (0.40)                   -                    -
Net Income (Loss) Per Share(1)         ($   0.65)           $    0.60            $    0.84

(1)Adjusted for two-for-one stock split effective December 5, 1994.